Exhibit 23.1

Consent Of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-109505, 333-5474, 333-6934, 333-08606, 333-08604, 333-10220, 333-08608, and 333-87024) of Open Text Corporation, of our report dated August 14, 2003, with respect to the consolidated financial statements of IXOS Software AG for the year ended June 30, 2003 included in the Current Report on Form 8-K/A of Open Text Corporation.

Munich, Germany

April 30, 2004

Ernst & Young AG

Wirtschaftsprüfungsgesellschaft

/s/ Klein	/s/ Koch
Wirtschaftsprüfer	Wirtschaftsprüfer